UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

LONG-E INTERNATIONAL, INC.
(Exact name of registrant specified in charter)

Utah	000-28727	87-0624752
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C-6F, Huhan Chuangxin Block, Keyuan Road, Hi-Tech Industry Zone, Shenzhen, 518000, Guangdong, China
(Address of principal executive offices) (Zip Code)

(86) 755 3396 5188
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Long-e International, Inc., a Utah corporation (the "Company"), previously closed and publicly reported its placement of common stock and warrants pursuant to a Securities Purchase Agreement dated December 29, 2006 (the "2006 Placement") and its placement of convertible notes and warrants pursuant to a Securities Purchase Agreement dated January 25, 2007 (the "2007 Placement"). Pursuant to the Amended and Restated Registration Rights Agreement dated January 25, 2007 (the “2007 Registration Rights Agreement”) between the Company and investors in both the 2006 and 2007 Placements (collectively, the “Placements”), the Company began incurring liquidated damages in favor of the investors in the Placements as of April 30, 2007, based on the Company’s failure to file a registration statement registering the securities issued in the Placements for resale under the Securities Act of 1933, as amended (the “Securities Act”). Effective December 31, 2007, the Company converted approximately $1.127 million of liquidated damages owing to certain investors through December 31, 2007, into ten-year, no interest notes convertible into shares of the Company’s common stock, par value $0.001 per share, at $0.17 per share (the “Notes,” and the transaction hereinafter, the “Conversion”).

The Notes were issued pursuant to a Securities Purchase, Settlement and Release Agreement (the “Agreement”), provided as Exhibit 10.1 hereto. Pursuant to the Agreement, the participating investors, who constituted a majority of the holders of the Company’s outstanding convertible notes and warrants issued in the prior Placements, also waived any anti-dilution adjustments to such securities arising from the Conversion. The Company and the participating investors also entered into a Registration Rights Agreement, provided as Exhibit 10.2 hereto, pursuant to which the Company agreed to file a registration statement registering the shares of common stock issuable upon conversion of the Notes, upon the ninetieth (90th) day following the earlier of (i) the date upon which the Company satisfies all obligations to file registration statements pursuant to the 2007 Registration Rights Agreement, or (ii) the date upon which all of the securities registrable pursuant to the 2007 Registration Rights Agreement are eligible for resale pursuant to Rule 144. There are no liquidated damages or penalties associated with these registration rights.

Those investors who chose not to initially participate in the Conversion retained their right to cash payment for the liquidated damages owed to them by the Company through December 31, 2007, and all investors in the Placements retained their right to cash payment on any additional liquidated damages accruing and owed from January 1, 2008 forward pursuant to the 2007 Registration Rights Agreement.

As of the date hereof, none of the Notes had been converted, in whole or in part.

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE.

Item 2.03.	Creation of a Direct Financial Obligation.

See Item 1.01 of this Current Report.

Item 3.02.	Sale of Unregistered Securities.

See Item 1.01 of this Current Report. The Notes are convertible into an aggregate of 6,629,408 shares of the Company's common stock. The Company issued and sold the securities described herein pursuant to an exemption from the registration provisions of the Securities Act, provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Form of Convertible Note
10.1	Securities Purchase, Settlement and Release Agreement dated December 31, 2007
10.2	Registration Rights Agreement dated December 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2008	By:	/s/ Bu Shengfu
Bu Shengfu President and Chief Executive Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Convertible Note
10.1	Securities Purchase, Settlement and Release Agreement dated December 31, 2007
10.2	Registration Rights Agreement dated December 31, 2007